Exhibit 10.1

AGREEMENT AND PLAN OF CONTRIBUTION

THIS AGREEMENT AND PLAN OF CONTRIBUTION (this “Agreement”) is made and entered into as of the 17th day of January, 2012, by and between Castwell Precast Corporation, a Nevada corporation (“Castwell”), Summer Energy, LLC, a Texas limited liability company (“Summer”), and all of the members of Summer whose names appear on the signature pages to this Agreement (each, a “Summer Member”, and collectively, the “Summer Members”); based on the following:

RECITALS

The parties desire to enter into this Agreement to set forth the terms and conditions of the corporate reorganization pursuant to which the Summer Members will contribute all of their units of membership interest in Summer to Castwell in exchange for shares of Castwell common stock (the “Contribution”).  Upon the closing of the Contribution, Summer will become a wholly-owned subsidiary of Castwell.  The Contribution by the Summer Members is being conducted for the purposes of effecting a tax-free contribution pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE CONTRIBUTION

1.01

The Contribution.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, on the Effective Date (as defined in Section 1.02 herein) the Summer Members shall contribute their units of membership interest, which shall constitute all of the issued and outstanding units of membership interest in Summer (each unit of membership interest being referred to as a “Summer Interest”, and collectively as  the “Summer Interests”), to Castwell in exchange for shares of Castwell’s common stock as set forth in Article II below.

1.02

Effective Date of Contribution.  Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VI and VII of this Agreement, the Contribution shall be effectuated by each Summer Member delivering to Castwell an Assignment of Membership Units substantially in the form attached hereto as Exhibit A (each, an “Assignment”, and collectively, the “Assignments”).   The date for the Closing of the Contribution shall be referred to herein as the “Effective Date”.

ARTICLE II

EXCHANGE OF CASTWELL SHARES

2.01

Exchange of Castwell Shares.  On the Effective Date, and after giving effect to the reverse stock split and Castwell charter amendments described in Section 5.01, each Summer Interest issued and outstanding immediately prior to the Effective Date and all rights in respect thereof shall be exchanged into the right to receive one post-split share of common stock of Castwell, par value $0.001 (the “Castwell Shares”), so that the 9,697,624 Summer Interests that are issued and outstanding immediately before the Contribution are converted into the right to receive 9,697,624 post-split Castwell Shares.  No fractional Castwell Shares or interests shall be issued in connection with the foregoing exchange.  If any holder of Summer Interests would otherwise be entitled to a fractional share upon exchange thereof, Castwell shall round up the number of Castwell Shares to be issued to such holder to the nearest whole share.  On the Closing, each holder of Summer Interests shall, upon the delivery of the Assignment representing such Summer Interests to the registrar and transfer agent of Castwell, together with the investment representation letter and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, be entitled to receive a certificate or certificates evidencing the Castwell Shares as provided herein.

2.02

Conversion of Summer Warrants; Credit Facility Agreements.  The issued and outstanding seven-year warrants to purchase a total of 400,000 Summer Interests at an exercise price per unit of membership interest of $0.60 per share (the “Summer Warrants”) shall upon the Closing, and without further action, be assumed by Castwell and modified so that, in lieu of having the right to acquire such Summer Interests on exercise, the holders thereof shall have the right to acquire 400,000 Castwell Shares at an exercise price of $0.60 per share and all other terms of the Summer Warrants shall remain unchanged.   The contingent obligations of Summer pursuant to those certain Agreements to Assist with Credit Facility, each dated on or about November 30, 2011, (collectively, the “Credit Facility Agreements”) shall upon the Closing, and without further action, be assumed by Castwell and modified so that, in lieu of having the right to acquire such Summer Interests on exercise, the holders thereof shall have the right to acquire 1,515,152 Castwell Shares, and the other terms of the Credit Facility Agreements shall remain unchanged.

2.03

Adjustments to Exchange Ratio.  The number of Castwell Shares to be issued and delivered pursuant to this Agreement and the number of Castwell Shares to be issued upon exercise of the Summer Warrants shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split (except for the proposed reverse split set forth in Section 5.01), recapitalization, or similar change in the Castwell  common stock which may occur (with the prior written consent of Summer) between the date of the execution of this Agreement and the date of delivery of such shares to provide the holders of Summer Interests and Summer Warrants with the same economic effect as contemplated by this Agreement prior to such event.

2.04

Reservation of Shares for Summer Warrants; Reservation for Summer Interests under Credit Facility Agreements.  Castwell shall retain and reserve that number of authorized and unissued shares of Castwell common stock that shall be issuable upon the exercise of the Summer Warrants or issuable upon an election under the Credit Facility Agreements at any given time until their respective exercise, conversion, or termination as applicable.

2.05

Restricted Stock; One-Year Restriction Period.  The Castwell Shares to be issued pursuant to the transactions contemplated by this Agreement will not be registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Castwell Shares to be issued pursuant to the transactions contemplated by this Agreement shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Summer Members acknowledge and agree that, as “restricted securities,” the Castwell Shares to be received by them may not be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Castwell receives an opinion of counsel for the holders of such Castwell Shares, reasonably satisfactory to counsel for Castwell that an exemption from the registration requirements of the Securities Act is available.  However, notwithstanding the immediately preceding sentence, until: Castwell has become subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that Castwell was required to file such reports and materials), other than Form 8-K reports; and a period of at least one (1) year has elapsed from the date on which current “Form 10” information has been filed by Castwell (the “Restriction Period”) reflecting its acquisition of Summer as provided herein, no Summer Member shall sell in any public market any Castwell Shares, or any interest therein, received pursuant to this Agreement.

2.06

Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall be held at a mutually agreed upon time and place on such date as may be agreed to in writing by the parties (the “Closing Date”).  The Closing Date shall occur not more than five days following the last to be satisfied of the conditions precedent to the parties’ obligation to closing set forth in Articles VI and VII hereof.  The Closing may be accomplished by express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

2.07

Closing Events.

(a)

Castwell Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article VII, Castwell shall deliver to Summer at the Closing all the following:

(i)

A certificate of good standing from the Secretary of State of Nevada, issued as of a date within five days prior to the Closing Date, certifying that Castwell is in good standing as a corporation in the State of Nevada;

(ii)

Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Castwell executing this Agreement and any other document delivered pursuant hereto on behalf of Castwell;

(iii)

Copies of the resolutions of Castwell’s board of directors and stockholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Castwell as of the Closing Date;

(iv)

The certificate contemplated by Section 6.04, dated as of the Closing Date, signed by the president of Castwell; and

(v)

Certificates for the Castwell Shares registered in the names of the Summer Members; and

(vi) Copies of the resolutions of Castwell’s board of directors appointing the persons designated by Summer as the new officers and directors of Castwell.

In addition to the above deliveries, Castwell shall take all steps and actions as Summer and the Summer Members may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)

Summer’s Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article VI, Summer and Summer’s Members shall deliver to Castwell at Closing all the following:

(i)

Duly executed copies of the Assignments executed by all Summer Members;

(ii)

A certificate of good standing from the Secretary of State of Texas, issued as of a date within five days prior to the Closing Date certifying that Summer is in good standing as a limited liability company in the State of Texas;

(iii)

Satisfactory evidence of approval from the Public Utility Commission of Texas of the transactions contemplated by this Agreement;

(iv)

Incumbency and specimen signature certificates dated the Closing Date with respect to the managing member of Summer executing this Agreement and any other document delivered pursuant hereto on behalf of Summer;

(v)

Copies of the resolutions of Summer’s managing members and Summer Members authorizing the execution and performance of this Agreement and the contemplated transactions, certified by one of Summer’s managing members as of the Closing Date;

(vi)

The certificate contemplated by Section 7.03, executed by a managing member of Summer; and

(vii)

Investment representation letters signed by each of the Summer Members.

In addition to the above deliveries, Summer shall take all steps and actions as Castwell may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

2.08

Termination

(a)

This Agreement may be terminated by the board of directors of Castwell, by the managing members of Summer, or by a majority of the Summer Members (measured by units of membership interest in Summer) at any time prior to the Closing Date if:

(i)

There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(ii)

Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (including, without limitation, the Public Utility Commission of Texas) or in the reasonable judgment of such board of directors or managing members, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

(iii)

The Closing shall not have occurred by the close of business on April 30, 2012 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 2.08(a)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before the Termination Date.

In the event of termination pursuant to this paragraph (a) of Section 2.08, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(b)

This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Castwell if:  (i) Summer shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Summer contained herein shall be inaccurate in any material respect, or (ii) there has been any material adverse change in the business or financial condition of Summer.  In the event of termination pursuant to this paragraph (b) of this Section 2.08, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(c)

This Agreement may be terminated at any time prior to the Closing Date by action of the managing members of Summer if: (i) Castwell shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Castwell contained herein shall be inaccurate in any material respect, or (ii) there has been any adverse change in the business or financial condition of Castwell.  In the event of termination pursuant to this paragraph (c) of this Section 2.08, no obligation, right, remedy, or liability shall arise hereunder.  All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CASTWELL

Castwell represents and warrants to Summer that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Castwell Disclosure Schedules attached to this Agreement (the “Castwell Disclosure Schedules”); or (b) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Castwell contained in this Article III, disclosure in any section of the Castwell Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Castwell calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Castwell Disclosure Schedules by Castwell shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

3.01

Organization.  Castwell is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and its wholly-owned subsidiary, Castwell Precast, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.  Castwell and Castwell Precast, Inc. are referred to collectively in this Agreement as “Castwell” and as the “Castwell Entities.”  Each of the Castwell Entities has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of any of the Castwell Entities or other agreement to which any Castwell Entity is a party or by which it is bound.  True, correct and complete copies of the Articles of Incorporation and Bylaws of each of the Castwell Entities, each as amended or restated as of the date hereof, have been provided to Summer and are included in the Castwell Disclosure Schedules.  All minutes of meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) of the Castwell Entities, and all minutes of meetings (or written consents in lieu of meetings) of the stockholders of the Castwell Entities have been, or prior to the Closing Date will have been, made available for inspection by Summer.  Except for the ownership of Castwell Precast, Inc. by Castwell, none of the Castwell Entities has any wholly or partially owned subsidiaries, or owns any economic, voting or management interests in any other person.

3.02

Due Authorization.  Castwell has full power and authority to enter into this Agreement and, subject to approval by its stockholders, to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Castwell of this Agreement have been duly and validly approved and authorized by the board of directors of Castwell, and, other than approval by its stockholders, no other actions or proceedings on the part of Castwell are necessary to authorize this Agreement and the transactions contemplated hereby and thereby.  This Agreement constitutes the legal, valid and binding obligation of Castwell, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03

Capitalization/Warrants.  The authorized capitalization of Castwell consists of 10,000,000 shares of preferred stock, par value $0.001, none of which are issued and outstanding, and 50,000,000 shares of common stock, $0.001 par value, of which 4,178,348 shares are issued and outstanding.    All issued and outstanding shares of Castwell are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Castwell.  On the Effective Date, following the reverse stock split described in Section 5.01 and the cancellation of shares described in Section 5.01, Castwell will have a total of 807,087 issued and outstanding shares of common stock without giving effect to adjustments for rounding up fractional shares.  There are no existing warrants, options, calls, or commitments of any nature relating to the authorized and unissued shares of Castwell to which Castwell is a party except for outstanding common stock purchase warrants that entitle the holder to purchase up to 100,000 pre-split shares of Castwell common stock at an exercise price of $0.10 per share at any time on or before November 14, 2012.

3.04.

SEC Reports; Financial Statements.

(a)

Castwell has filed all forms, reports and documents (including all Exhibits) required to be filed by it with the SEC since it became subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the “Castwell SEC Reports”) and, with respect to the Castwell SEC Reports filed by Castwell after the date hereof and prior to the Closing Date, will deliver or make available, to Summer all of its Castwell SEC Reports in the form filed with the SEC.  Castwell is no longer subject to the reporting requirements of the Exchange Act because it has fewer than 300 stockholders of record and is a “voluntary filer” thereunder.  The Castwell SEC Reports (i) were (and any Castwell SEC Reports filed after the date hereof will be) in all material respects prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Castwell SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the Closing Date, Castwell shall be current in the filing of the Castwell SEC Reports.

(b)

Included in Castwell Disclosure Schedule 3.04 are (i) the audited consolidated balance sheets of Castwell as of December 31, 2010 and 2009, and the related audited consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal years ended December 31, 2010 and 2009, including the notes thereto, and the accompanying report of Madsen & Associates CPA’s, Inc., independent registered accountants, and (ii) the unaudited condensed consolidated balance sheet of Castwell as of September 30, 2011, and the related unaudited condensed consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the three and nine month periods ended September 30, 2011 and 2010, respectively, together with the notes thereto.

(c)

The financial statements of Castwell delivered pursuant to Section 3.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Castwell financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Castwell.  Castwell did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Castwell in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and result of operations of Castwell as of their respective dates and for the respective periods covered thereby.

(d)

Castwell has filed or will file prior to the Closing Date all tax returns required to be filed by it from January 1, 2007 to the Closing Date.  All such returns and reports are accurate and correct in all material respects.  Castwell has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Castwell, except to the extent reflected on such balance sheet, or for such other dates and years and periods prior thereto for which Castwell may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and  no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Castwell has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse effect on Castwell, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or  assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Castwell.

(e)

The books and records, financial and otherwise, of Castwell are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Castwell, and Castwell has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.05

Information.  The information concerning Castwell set forth in this Agreement and in the Castwell Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Castwell shall cause the Castwell Disclosure Schedules to be updated after the date hereof up to and including the Closing Date.

3.06

Absence of Certain Changes or Events.  Except as set forth in this Agreement or the Castwell Disclosure Schedules, since September 30, 2011:

(a)

There has not been (i) any  adverse change in the business, operations, properties, level of inventory, assets, or condition of the Castwell Entities or (ii) any damage, destruction, or loss to the Castwell Entities (whether or not covered by insurance)  adversely affecting the business, operations, properties, assets, or condition of the Castwell Entities;

(b)

None of the Castwell Entities has (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Castwell; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other  transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)

None of the Castwell Entities has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Castwell balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its  assets, properties, or rights; (v) canceled, or agreed to cancel, any debts or claims; (vi) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Castwell; or (vii) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)

The Castwell Entities have not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of the Castwell Entities.

3.07

Title and Related Matters.  Except as provided herein or disclosed in the Castwell balance sheet and the notes thereto, the Castwell Entities have good and marketable title to all of their properties, inventory, interests in properties, and assets, which are reflected in the most recent Castwell balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Castwell, the business of the Castwell Entities as currently conducted does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the businesses of the Castwell Entities as now being conducted or as contemplated.

3.08

Litigation and Proceedings.  There are no  actions, suits, or administrative or other proceedings pending or,  threatened by or against the Castwell Entities or adversely affecting the Castwell Entities or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Castwell does not have any knowledge of any default on the part of the Castwell Entities with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09

Contracts.  Except as otherwise disclosed in Castwell Disclosure Schedule 3.09:

(a)

There are no material contracts, agreements, franchises, license agreements, or other commitments to which any of the Castwell Entities is a party or by which any of the Castwell Entities or their properties are bound;

(b)

All contracts, agreements, franchises, license agreements, and other commitments to which any of the Castwell Entities is a party or by which its properties are bound and which are material to the consolidated operations or financial condition of Castwell are valid and enforceable by the Castwell Entities in all material respects;

(c)

The Castwell Entities are not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Castwell can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of the Castwell Entities; and

(d)

None of the Castwell Entities is a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which a Castwell Entity is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $5,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Castwell or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $5,000 in the aggregate.

3.10

Material Contract Defaults.  None of the Castwell Entities is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Castwell Entities considered as whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Castwell Entities have  not taken adequate steps to prevent such a default from occurring.

3.11

Intellectual Property.  Except as disclosed on Castwell Disclosure Schedule 3.11:

(a)

All of the Castwell Entities’ material Intellectual Property is either licensed or owned by the Castwell Entities, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such Intellectual Property, with royalties as set forth on Castwell Disclosure Schedule 3.11;

(b)

None of the Castwell Entities’ material Intellectual Property is the subject of any pending or, to the knowledge of Castwell, threatened litigation or claim of infringement;

(c)

The Castwell Entities have not granted any license, or agreed to pay or receive any royalty in respect of, any Intellectual Property except as set forth on Castwell Disclosure Schedule 3.11;

(d)

No material license or royalty agreement to which any Castwell Entity is a party is in breach or default by such Castwell Entity or, to the knowledge of Castwell, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;

(e)

The Castwell Entities have not received any notice contesting their rights to use any Intellectual Property except as set forth on Castwell Disclosure Schedule 3.11;

(f)

No Castwell Entity has granted any license or agreed to pay or receive any royalty in respect of any material Intellectual Property except as set forth on Castwell Disclosure Schedule 3.11; and

(g)

No Castwell Entity has violated the Intellectual Property rights of any third party.

3.12

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which any of the Castwell Entities is a party or to which any of its properties or operations are subject.

3.13

Governmental Authorizations.  The Castwell Entities have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Castwell of this Agreement and the consummation by Castwell of the transactions contemplated hereby.

3.14

Compliance With Laws and Regulations.  The Castwell Entities have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Castwell Entities or except to the extent that noncompliance would not result in the occurrence of any material liability for the Castwell Entities.

3.15  Insurance.  The Castwell Entities have not carried insurance since April 26, 2009, the expiration date of the commercial liability policy of Castwell Precast, Inc.  None of the Castwell Entities has been refused any insurance with respect to its assets or operations; and its insurance coverage has not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

3.16  Environmental.  Each Castwell Entity is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration (“OSHA”) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any Castwell Entity and, to the knowledge of Castwell, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

3.17  Employee Relations.  Each of the Castwell Entities has complied in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Castwell believes that the relationships between the Castwell Entities and their employees are satisfactory.

3.18  Officer, Director and Promoter’s Information.  During the past five (5) years, no Castwell Entity, nor any of its respective officers, directors or promoters, has been the subject of:

(a)

a bankruptcy petition filed by or against any business of which the Castwell Entity or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the Castwell Entity or any such other person from involvement in any type of business, securities or banking activities; or

(d)

a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

3.19  Broker Fees.  The Castwell Entities have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.20  Board Approval.  The Board of Directors of Castwell has duly adopted resolutions approving and declaring advisable this Agreement the transactions contemplated hereby (such approvals having been made in accordance with the Nevada Revised Statutes), which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUMMER

Summer represents and warrants to Castwell that all of the statements contained in this Article IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Summer Disclosure Schedules attached to this Agreement (the “Summer Disclosure Schedules”); or (b) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Summer contained in this Article  IV, disclosure in any section of the Summer Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Summer calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Summer Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Summer Disclosure Schedules by Summer shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

4.01

Organization.  Summer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas.  Summer has the corporate or other power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of organization or operating agreement of Summer or other agreement to which Summer is a party or by which it is bound.  True, correct and complete copies of the Articles of Organization and Operating Agreement of Summer, each as amended or restated as of the date hereof, have been provided to Castwell and are included in the Summer Disclosure Schedules.  All minutes of meetings (or written consents in lieu of meetings) of the managing members (and all committees thereof) of Summer and all minutes of meetings (or written consents in lieu of meetings) of the members of Summer have been, or prior to the Closing Date will have been, made available for inspection by Castwell.  Summer does not have any wholly or partially owned subsidiaries, or own any economic, voting or management interests in any other person.

4.02

Due Authorization.  Subject to approval by the Summer Members, Summer has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Summer of this Agreement have been duly and validly approved and authorized by the managing members of Summer, and, other than approval by the Summer Members, no other actions or proceedings on the part of Summer are necessary to authorize this Agreement, and the transactions contemplated hereby and thereby.  This Agreement constitutes the legal, valid and binding obligation of Summer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.03

Capitalization / Warrants.  The authorized capitalization of Summer consists of 100,000,000 units of membership interest of which 9,697,624 units are issued and outstanding.  All issued and outstanding units of membership interest in Summer are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of Summer Interests.  There are no existing warrants, options, calls, or commitments of any nature relating to the authorized and unissued equity interests of Summer or to which Summer is a party except for outstanding seven year warrants entitling the holder to purchase 400,000 Summer Interests at an exercise price of $0.60 per share and except for the Summer Interests contemplated by the Credit Facility Agreements.  Each of the Summer Members as of the date hereof is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.04.

Financial Statements.

(a)

Included in the Summer  Disclosure Schedule 4.04 are (i) the audited balance sheet of Summer as of September 30, 2011, and the related audited statements of operations, members’ equity (deficit), and cash flows for the period from April 6, 2011 (inception) to September 30, 2011, including the notes thereto and the report of LBB & Associates Ltd., LLP.

(b)

The financial statements of Summer delivered pursuant to Section 4.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Summer financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Summer.  Summer did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Summer in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and result of operations of Summer as of their respective dates and for the respective periods covered thereby.

(c)

Summer has filed or will file prior to the Closing Date all tax returns required to be filed, unless properly extended, by it from its inception to the Closing Date.  All such returns and reports are accurate and correct in all material respects.  Summer has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Summer, except to the extent reflected on such balance sheet, or for such other dates and years and periods prior thereto for which Summer  may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and  no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.   None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Summer has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse effect on Summer, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or  assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Summer.

(d)

The books and records, financial and otherwise, of Summer are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Summer, and Summer has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

4.05

Information.  The information concerning Summer set forth in this Agreement and in the Summer Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Summer shall cause the Summer Disclosure Schedules to be updated after the date hereof up to and including the Closing Date.

4.06

Absence of Certain Changes or Events.  Except as disclosed in Summer Disclosure Schedule 4.06 and as set forth in this Agreement since September 30, 2011:

(a)

There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Summer or (ii) any damage, destruction, or loss to Summer materially and adversely affecting the business, operations, properties, assets, or conditions of Summer.

(b)

Summer has not (i) amended its articles of organization or operating agreement; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its members or purchased or redeemed, or agreed to purchase or redeem, any of its units of membership interest; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Summer; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii)  made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c)

Summer has not (i) granted or agreed to grant any options, warrants, or other rights for its units of membership interest, bonds, or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Summer balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Summer; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

(d)

To the best knowledge of Summer, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Summer.

4.07

Title and Related Matters.  Except as provided herein or disclosed in the Summer balance sheet and the notes thereto, Summer has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Summer balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Summer, the business of Summer as currently conducted does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Summer as now being conducted or as contemplated.

4.08

Litigation and Proceedings. Except as otherwise disclosed in Summer Disclosure Schedule 4.08, there are no material actions, suits, or proceedings pending or, to the knowledge of Summer, threatened by or against Summer or adversely affecting Summer, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Summer does not have any knowledge of any default on the part of Summer respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.09

Contracts.  Except as otherwise disclosed in Summer Disclosure Schedule 4.09:

(a)

There are no material contracts, agreements, franchises, license agreements, or other commitments to which Summer is a party or by which Summer or its properties are bound;

(b)

All contracts, agreements, franchises, license agreements, and other commitments to which Summer is a party or by which its properties are bound and which are material to the consolidated operations or financial condition of Summer are valid and enforceable by Summer in all material respects;

(c)

Summer is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Summer can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Summer; and

(d)

Summer is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which a Summer Entity is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $5,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Summer or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $5,000 in the aggregate.

4.10

Material Contract Defaults.  Summer is  not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Summer considered as whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Summer has  not taken adequate steps to prevent such a default from occurring.

4.11

Intellectual Property.  Except as disclosed on Summer Disclosure Schedule 4.11:

(a)

All of Summer’s material Intellectual Property is either licensed or owned by Summer, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such Intellectual Property, with royalties as set forth on Summer Disclosure Schedule 4.11;

(b)

None of Summer’s material Intellectual Property is the subject of any pending or, to the knowledge of Summer, threatened litigation or claim of infringement;

(c)

Summer has not granted any license, or agreed to pay or receive any royalty in respect of, any Intellectual Property except as set forth on Summer Disclosure Schedule 4.11;

(d)

No material license or royalty agreement to which Summer is a party is in breach or default by Summer or, to the knowledge of Summer, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;

(e)

Summer has not received any notice contesting its rights to use any Intellectual Property except as set forth on Summer Disclosure Schedule 4.11;

(f)

Summer has not granted any license or agreed to pay or receive any royalty in respect of any material Intellectual Property except as set forth on Summer Disclosure Schedule 4.11; and

(g)

Summer has not violated the Intellectual Property rights of any third party.

4.12

No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Summer is a party or to which any of its properties or operations are subject.

4.13

Governmental Authorizations.  Summer has or will prior to Closing have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to engage in business as a reseller of electricity in the state of Texas, specifically including certification as a Retail Electric Provider for the geographic area of the Electric Reliability Council of Texas under REP Certificate No. 10205.  Except for compliance with federal and state securities and limited liability company laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Summer of this Agreement and the consummation by Summer of the transactions contemplated hereby.

4.14

Compliance With Laws and Regulations.  Summer has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Summer or except to the extent that noncompliance would not result in the occurrence of any material liability for Summer.

4.15  Insurance.  All of Summer’s insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such insurance policies provide the types and amounts of insurance customarily obtained by businesses of similar size and character of operations to the businesses of Summer.  Summer has not been refused any insurance with respect to its assets or operations; and its insurance coverage has not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

4.16  Environmental.  Summer is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration (“OSHA”) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any Summer Entity and, to the Knowledge of Summer, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

4.17  Employee Relations.  Summer has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Summer believes that the relationships between Summer and its employees are satisfactory.

4.18  Officer and Director Information.  During the past five (5) years, neither Summer, nor any of its respective officers or managing members, has been the subject of:

(a)

a bankruptcy petition filed by or against any business of which Summer or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Summer or any such other person from involvement in any type of business, securities or banking activities; or

(d)

a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.19    Broker Fees.  Except as set forth on Summer Disclosure Schedule 4.19, Summer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.20  Managing Member Approval.  The managing members of Summer have duly adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated hereby, such approvals having been made in accordance with the Texas Limited Liability Company Act and Summer’s Operating Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect, and each of the Summer Members is a party to and has approved this Agreement.

ARTICLE V

COVENANTS

5.01

Castwell Reverse Stock Split; Amendments to Articles of Incorporation and Bylaws.  Prior to the Effective Date, Castwell shall effect a one-for-four reverse stock split (“Reverse Stock Split”) in its issued and outstanding shares of common stock so that the total issued and outstanding shares of Castwell common stock shall be reduced from 4,278,348 shares to 1,044,587 shares (without giving effect to adjustments due to rounding).  Thereafter, concurrently with the Effective Date, certain stockholders of Castwell shall cancel and return to Castwell for cancellation a total of 237,500 post-split shares of Castwell Common Stock so that at the Effective Date Castwell shall have a total of 807,087 post-split shares of its common stock issued and outstanding and 25,000 post-split shares of its common stock reserved for issuance upon the exercise of outstanding warrants.  Castwell shall authorize a new form of stock certificate, obtain a new CUSIP number, and provide the notice to FINRA required by Rule 10b-17 promulgated under the Exchange Act and obtain FINRA’s approval of such corporate actions.  Concurrently with the Reverse Stock Split, Castwell shall also amend its articles of incorporation to increase its authorized capital and make such additional changes as may reasonably be requested by Summer, (ii) amend its Bylaws in the manner reasonably requested by Summer (collectively the “Castwell Charter Amendments”); and (iii) adopt and submit to its stockholders for approval a stock option and stock award plan in a form reasonably acceptable to Summer pursuant to which Castwell is authorized to issue under such plan not more than seven and one-half percent (7.5%) of the total issued and outstanding post-split shares of Castwell Common Stock after giving effect to the Castwell Shares to be issued to Summer pursuant to this Agreement.

5.02

Stockholder and Member Action.  As soon as practicable following the date of this Agreement, Castwell and Summer shall each obtain approval by their stockholders or Summer Members of this Agreement and the transactions contemplated hereby.

5.03

Summer Financial Statements.  Prior to Closing, Summer shall cause to be prepared and delivered to Castwell: (i) the unaudited condensed consolidated balance sheet of Summer as of December 31, 2011, and the related unaudited condensed consolidated statements of operations, members’ equity (deficit), and cash flows for the three month period then ended, together with the notes thereto; (ii) unaudited combined pro forma financial statements of Castwell and Summer at December 31, 2011; and (iii) any additional financial statements and information of Summer required to be filed by Castwell with the SEC as a result of its acquisition of Summer.  All such financial statements shall be prepared in accordance with the rules and regulations of the SEC. The audited and unaudited financial statements of Summer shall not indicate any material adverse change in the financial position of Summer from the information set forth in the financial statements referred to Section 4.04(a) and shall indicate members’ equity of not less than $2,250,000.

5.04

Post-Closing Board of Directors and Officers.  Upon closing of the transactions contemplated by this Agreement, the current directors and officers of Castwell shall resign, seriatim, and the persons designated by Summer shall be appointed to fill the vacancies created thereby, subject to the approval of the suitability and qualifications of such nominees by Castwell’s board of directors.

5.05

No Other Negotiations.  Until the earlier of the Closing or the termination of this Agreement, Castwell, Summer, and their respective affiliates, subsidiaries, agents and representatives shall not (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of any their respective capital stock or any part of their assets or businesses.  In addition, Castwell, Summer and their respective affiliates, subsidiaries, agents and representatives shall not provide any information to any person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock/units of membership interest, assets or business of either Castwell or Summer.  Castwell and Summer shall each notify the other immediately of any such inquiries or proposals or requests for information.

5.06

Implementing the Agreement.  Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

5.07

Access to Information and Facilities; Confidentiality.

(a)

From and after the date of this Agreement, Summer shall allow Castwell and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Summer and shall make the officers and employees of Summer available to Castwell and its representatives as Castwell or its representatives shall from time to time reasonably request.  Castwell and its representatives shall be furnished with any and all information concerning Summer, which Castwell or its representatives reasonably request and can be obtained by Summer without unreasonable effort or expense.

(b)

From and after the date of this Agreement, Castwell shall allow Summer and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Castwell and its subsidiaries and shall make the officers and employees of Castwell available to Summer and its representatives as Summer or its representatives shall from time to time reasonably request.  Summer and its representatives shall be furnished with any and all information concerning Castwell and its subsidiaries, which Summer or its representatives reasonably request and can be obtained by Castwell without unreasonable effort or expense.

(c)

Each of Summer, Castwell and their Affiliates (as defined below), directors, officers, managing members, employees, representatives and agents agree as follows with respect to any Confidential information of any other party that may be disclosed to it:

(i)

As used herein, the “Confidential Information” of a party shall mean all information concerning or relating to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) all information concerning or related to the transactions contemplated hereby; provided, that the Confidential Information of a party shall not include (a) information which is or becomes generally known to the public through no act or omission of the other party and (b) information which has been lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party. As used herein, an “Affiliate” of a party shall mean an entity which controls, is controlled by or is under common control with such party, and the term “control” shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

(ii)

Except as otherwise permitted by Section 5.07(c)(iii) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(iii)

Notwithstanding Section 5.07(c)(ii) above, each of the parties shall be permitted to:

(A)

Disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, counsel, accountants and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies hereunder, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed, and shall be responsible for the actions of such persons; and

(B)

Disclose Confidential Information of the other party to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this clause, the party required to make such disclosure (the “Disclosing Party”) shall notify the other party (the “Affected Party”) of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with applicable law. Disclosing Party will cooperate with Affected Party should Disclosing Party elect to contest the necessity of disclosure.

(iv)

If negotiations concerning the transactions contemplated hereby shall cease without the Contribution being consummated then, promptly after the written request of either party, the other party shall return to the requesting party all Confidential Information (including all duplicates and copies thereof) of the requesting party which is in tangible or electronic form and which is then in its possession (or in the possession of any of its officers, directors, employees, equity holders or agents).

(v)

The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Section are not performed by the other in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Section by the other and shall have the right to specifically enforce this Section and the terms and provisions hereof against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity.

5.08

Pre-Closing Activities of Castwell and Summer

(a)

From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Castwell and Summer pursuant hereto or as permitted or contemplated by this Agreement, Castwell and Summer will each:

(i)

Carry on its business in substantially the same manner as it has heretofore;

(ii)

Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)

Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv)

Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v)

Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi)

Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)

From and after the date of this Agreement and except as provided herein until the Closing Date, Castwell and Summer will not without the prior written approval of the other:

(i)

Make any change in its articles of incorporation/articles of organization, as applicable or bylaws/operating agreement, as applicable, or effect any recapitalization except as specifically provided herein;

(ii)

Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party’s Disclosure Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; or

(iii)

Enter into any agreement for the sale of Summer or Castwell securities.

5.09

Notices of Significant Events.  From and after the date of this Agreement until the Effective Date, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Contribution and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of Summer or Castwell, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Contribution and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.09 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

5.10

Consents and Approvals.

(a)

Summer shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Summer shall make all filings, applications, statements and reports to all governmental authorities, including, without limitation, consent from the Public Utility Commission of Texas, and other persons that are required to be made prior to the Closing Date by or on behalf of Summer pursuant to applicable law or any material contract of Summer in connection with this Agreement and the transactions contemplated hereby.

(b)

Castwell shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Castwell shall make all filings, applications, statements and reports to all governmental authorities and other persons that are required to be made prior to the Closing Date by or on behalf of Castwell pursuant to applicable law or a material contract of Castwell in connection with this Agreement and the transactions contemplated hereby.

5.11

Indemnification by Summer.  Summer will indemnify and hold harmless Castwell and its directors and officers, and each person, if any, who controls Castwell within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Summer expressly for use therein.  The indemnity agreement contained in this Section 5.11 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Castwell and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

5.12.

Indemnification by Castwell.  Castwell will indemnify and hold harmless Summer, and its directors, officers, and managing members, and each person, if any, who controls Summer within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Castwell expressly for use therein.  The indemnity agreement contained in this Section 5.12 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Summer and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

5.13

The Acquisition of Castwell Common Stock.  Castwell and Summer understand and agree that the consummation of this Agreement including the issuance of the Castwell Shares to Summer in exchange for the Summer Interests as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Castwell and Summer agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a)

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each Summer Member shall execute and deliver to Castwell an investment representation letter in substantially the same form as that attached hereto as Exhibit B.

(b)

In connection with the transaction contemplated by this Agreement, except as set forth in Section 5.14, Summer and Castwell shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of Summer reside, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)

In order to more fully document reliance on the exemptions as provided herein, Summer, the Summer Members, and Castwell shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Castwell or Summer and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

5.14

Securities Filings.  Castwell shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Summer will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.  Summer shall bear the expense of making such state filings.

5.15.

Lock-Up Agreement.  Prior to Closing, Castwell shall cause the holders of restricted shares of its common stock to enter into a lock-up agreement whereby such Castwell shareholders shall agree not to sell such restricted shares of Castwell common stock in any public market until: Castwell has become subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that Castwell was required to file such reports and materials), other than Form 8-K reports; and a period of at least one (1) year has elapsed from the date on which current “Form 10” information has been filed by Castwell reflecting its acquisition of Summer as provided herein.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SUMMER

The obligations of Summer under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01.

Reverse Split.  Castwell shall have completed the Reverse Stock Split, cancellation of shares, charter amendments and adoption of stock option and stock award plan described in Section 5.01 and shall have received FINRA approval of the corporate actions.

6.02

Member and Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Castwell in the manner required by the applicable laws of the State of Nevada.

6.03

Accuracy of Representations.  The representations and warranties made by Castwell in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Castwell shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Castwell prior to or at the Closing.  Summer shall be furnished with certificates, signed by duly authorized officers of Castwell and dated the Closing Date, to the foregoing effect.

6.04

Officer’s Certificates.  Summer shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Castwell to the effect that to such officer’s best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Castwell threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Castwell’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a)

This Agreement has been duly approved by Castwell’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Castwell by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Castwell pursuant to a unanimous consent;

(b)

There have been no material adverse changes in the financial condition, business or operations of Castwell up to and including the date of the certificate;

(c)

All conditions required by this Agreement have been met, satisfied, or performed by Castwell;

(d)

All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Castwell have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)

There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Castwell, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Castwell, the operation of Castwell, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Castwell is bound or in any way contests the existence of Castwell.

6.05

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Castwell, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Castwell.

6.06

Good Standing.  Summer shall have received a certificate of good standing from the secretary of State of Nevada, dated as of the date within five days prior to the Closing Date, certifying that Castwell is in good standing as a corporation in the State of Nevada.

6.07

Actions or Proceedings.   No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Castwell; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

6.08

Other Items.  Summer shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Summer may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF CASTWELL

The obligations of Castwell under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01.

Member and Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Castwell in the manner required by the applicable laws of the State of Nevada.

7.02

Accuracy of Representations.  The representations and warranties made by Summer in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Summer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Summer prior to or at the Closing.  Castwell shall be furnished with a certificate, signed by a duly authorized managing member of Summer and dated the Closing Date, to the foregoing effect.

7.03

Managing Member’s Certificates.  Castwell shall have been furnished with certificates dated the Closing Date and signed by the duly authorized managing member of Summer to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Summer, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Summer’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)

This Agreement has been duly approved by Summer’s managing members and members and has been duly executed and delivered in the name and on behalf of Summer by its duly authorized managing member pursuant to, and in compliance with, authority granted by the managing members of Summer pursuant to a unanimous consent;

(b)

Except as provided or permitted herein, there have been no material adverse changes in the financial condition, business or operations of Summer up to and including the date of the certificate;

(c)

All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Summer have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d)

There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Summer, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Summer, the operation of Summer, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Summer is bound or would in any way contest the existence of Summer.

7.04

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Summer, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Summer.

7.05

Good Standing.  Castwell shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Summer is in good standing as a limited liability company in the State of Texas.

7.06

Summer Financial Information.  Summer shall have prepared and delivered to Castwell the financial statements and financial information described in Section 5.03.

7.07

Actions or Proceedings.   No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Summer; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.08

Other Items.  Castwell shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Castwell may reasonably request.

ARTICLE VIII

MISCELLANEOUS

8.01

  No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

8.02

Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

8.03

Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service providing confirmation of delivery (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U. S. Mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Summer:

Summer Energy, LLC

800 Bering Drive, Suite 260

Houston, Texas 77057

Attention:  Rod Danielson, Managing Member

with a copy to:

Kirton & McConkie, P.C.

1800 Eagle Gate Tower

60 East South Temple

Salt Lake City, Utah 84111

Attention:  Alexander N. Pearson, Esq.

If to Castwell:

Castwell Precast Corporation

5641 S. Magic Drive

Salt Lake City, Utah 84107

Attention:  Jason Haislip, President

with a copy to:

Mark N. Schneider, Esq.

Mark N. Schneider, A Professional Corp.

999 Murray Holladay Road, Suite 109

Salt Lake City, Utah 84117

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

8.04

Attorney’s Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.05

Schedules; Knowledge.  Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Castwell or Summer such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the “knowledge” of any party, it shall be deemed to be a representation that no managing member, officer or director of such party, after reasonable investigation, has any actual knowledge of such matters.

8.06

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.07

Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

8.08

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

8.09

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.10

Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Contribution and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

8.11

Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

8.12

No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

CASTWELL:

SUMMER:

CASTWELL PRECAST CORPORATION,

SUMMER ENERGY, LLC

a Nevada corporation

a Texas limited liability company

By:  /s/ Jason Haislip

By:  /s/ Rod Danielson

Jason Haislip, President

Rod Danielson, Managing Member

[Signatures of Summer Members to Follow]

IN WITNESS WHEREOF, the undersigned Summer Member has executed this Agreement and Plan of Contribution as of January 17, 2012.

SUMMER MEMBERS:

/s/ Murray Levine

/s/ Estelle Levine

/s/ Jacqueline A. Baysura

Murray Levine and Estelle Levine

Jacqueline A. Baysura

Priest Investments Ltd.

/s/ Beverly Beckham

By:  /s/ Andrew Priest

Beverly Beckham

Its: Manager

Boxer Capital, Ltd.

/s/ Jamie Rigell

By: /s/ Neil Leibman

Jamie Rigell

Its: MGP

/s/ Meryl L. Roberts

/s/ Rod Danielson

Meryl Roberts

Rod Danielson

/s/ Sidney Schreibstein

Tom M. Davis Family Lands

/s/ Elaine Meth

By: /s/ Tom M. Davis

Sidney Schreibstein and Elaine Meth

Its: Trustee

ED & DB Sheffield Family Partners

/s/ Wallace DeHay, Jr.

By: ED&DB Sheffield Family

Wallace DeHay, Jr.

Partners GP, LLC

Its: General Partner

/s/ Barton L. Duckworth

Barton L. Duckworth

By:  /s/Edward Sheffield

Its: Manager

/s/ Arlene Elkins-Marinello

Arlene Elkins-Marinello

/s/ Bob Stamatatos

Bob Stamatatos

FFI 2011 Fund

By: /s/ Donald Freedman

/s/ Sam L. Stolbun

Sam L. Stolbun

Its: Manager

/s/ Paul Wyleczuk

/s/ Jaleea George

Paul Wyleczuk

Jaleea George

GF Holdings, Ltd.

By: /s/ Stuart Gaylor

Its: Manager

/s/ Phillip V. Ladin

Phillip V. Ladin

/s/ Ronald M. Ladin

Ronald M. Ladin

/s/ Herman Leibman

Herman Leibman

EXHIBIT A

FORM OF ASSIGNMENT

ASSIGNMENT OF MEMBERSHIP UNITS

KNOW ALL MEN BY THESE PRESENTS:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby transfer and assign to Castwell Precast Corporation, a Nevada corporation, all of its right, title and interest in and to all of its membership units of the limited liability company known as Summer Energy, LLC, a Texas limited liability company (the “Company”).

Effective as of the date of this Assignment, the transferee shall have the right to receive from the Company the assigned share of profits or other compensation to which the transferor otherwise would be entitled, the right to the return from the Company of the assigned contribution of the transferor to the capital of the Company and the right to exercise all rights and privileges appertaining to said membership units.

[Signature Page Follows]

IN WITNESS WHEREOF, the transferor has executed this Assignment effective as of ________________, 2012.

Exhibit A to Agreement and Plan Of Contribution

EXHIBIT B

FORM OF INVESTMENT REPRESENTATION LETTER

INVESTMENT REPRESENTATION LETTER

Castwell Precast Corporation

5641 South Magic Drive
Murray, Utah 84107

Re:

Acquisition of Shares of Common Stock of Castwell Precast Corporation

Ladies and Gentlemen:

The undersigned understands that Castwell Precast Corporation, a Nevada corporation (the “Company”), has or will acquire all issued and outstanding membership interests of Summer Energy LLC, a Texas limited liability company (“Summer”), in exchange for shares of the Company’s common stock pursuant to the terms and conditions of an Agreement and Plan of Contribution, dated as of January 17, 2012, by and among the Company, Summer and the members of Summer (the “Contribution Agreement”).  The undersigned is a member of Summer and is entitled to receive the number of shares of the Company’s common stock set forth above pursuant to the terms of the Contribution Agreement.

In connection with the acquisition by the undersigned of the above shares of the Company’s common stock (the “Securities”), and in order to permit the Company to document its compliance with applicable corporate and securities laws, the undersigned represents that the Securities are being acquired without a view to, or for resale in connection with, any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration requirements is available; the Company is under no obligation to register the Securities under the Securities Act except as may be expressly agreed to by it in writing; the Company’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificates representing the Securities will bear  legends in substantially the following form so restricting the sale of such Securities.

5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Company may refuse to register transfer of the Securities in the absence of compliance with rule 144 promulgated under the Securities Act unless the undersigned furnishes the Company with a “no action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the Company stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Securities as set forth herein.  The Company may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

The undersigned also represents that the undersigned is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act because he, she or it meets one or more of the following conditions (please check appropriate items):

_____

1.  The undersigned is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000 excluding the value of the primary residence of such natural person;

_____

2.  The undersigned is a natural person who had an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____

3.  The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

_____

4.  The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

_____

5.  The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

 _____

6.  The undersigned is an entity in which all of the equity owners are accredited investors.  (NOTE: If the undersigned is an entity which qualifies as an accredited investor only because all of its equity owners are accredited investors, each equity owner of the undersigned must be an accredited investor and must complete an investment representation letter.)

The residency of the undersigned is set forth beneath the undersigned’s name below and such residency of the undersigned is true and correct.  Unless otherwise indicated on the signature page below, the undersigned resides and votes in such state of residency, and has a driver’s license issued from such state.

[Signature Page Follows]

6

Very truly yours,

Dated: _______________________

___________________________________

Signature

____________________________________

Signature of Joint Subscriber, if Any

____________________________________

Please Print Name(s)

____________________________________

Street Address

____________________________________

City, State and Zip Code

____________________________________

Social Security No. or Tax I.D. No.

Exhibit B to Agreement and Plan Of Contribution